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                                                           EXHIBIT NO. 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 33-7638 on form N-1A of our report dated October 24, 2005 relating the financial statements of MFS Cash Reserve Fund, a series of MFS Series Trust I, appearing in the annual report to shareholders for the year ended August 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, of which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
December 27, 2005